UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K (the “Original Report”) filed by Magnum Hunter Resources Corporation (the “Company”) on April 16, 2013 for the sole purpose of reflecting the Company’s receipt of the letter from PricewaterhouseCoopers LLP on April 18, 2013, which is filed as Exhibit 16.1, in accordance with the requirements of Form 8-K and Item 304 of Regulation S-K.  No other changes have been made to the Original Report.

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

Dismissal of Previously Engaged Independent Registered Public Accounting Firm

On April 10, 2013, the Company, at the direction of the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012, effective immediately.  PwC was engaged as the Company’s independent registered public accounting firm on July 17, 2012.  PwC has not completed an audit or issued an audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012.  The decision to dismiss PwC was unanimously approved by the Audit Committee on April 10, 2013, and such decision was unanimously ratified by the Board on April 13, 2013.

PwC was not engaged (and did not serve) as the Company’s independent registered public accounting firm at any time prior to its engagement as the Company’s independent registered public accounting firm on July 17, 2012.  During the period beginning on July 17, 2012 and ending on the date of PwC’s dismissal (the “Applicable Time Period”), there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012.

During the Applicable Time Period, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), relating to PwC’s engagement as the Company’s independent registered public accounting firm, except that PwC advised the Company (A) (i) that information had come to PwC’s attention that if further investigated may have a material impact on the fairness or reliability of Company’s consolidated financial statements, and this information was not further investigated and resolved to PwC’s satisfaction prior to its dismissal, and (ii) of the need to significantly expand the scope of PwC’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012, and due to PwC’s dismissal, PwC did not complete its expanded procedures (collectively, the matters in (i) and (ii) above, the “PwC Identified Matters”), and (B) of certain deficiencies in the Company’s internal controls over financial reporting that constitute material weaknesses during the Applicable Time Period (whether identified by the Company or PwC), which led PwC to believe that internal controls necessary for the Company to develop reliable financial statements did not exist, and therefore, PwC significantly expanded the scope of its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 for purposes of completing such audit.  However, the Company believes that it has implemented the internal controls and processes necessary to develop reliable financial statements and allow its successor independent accounting firm to complete the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. The Company will be working with its successor independent accounting firm to complete the audit of such consolidated financial statements.

PwC Identified Matters.  The PwC Identified Matters consisted of the following and were under review and analysis by both PwC and the Company at the time of PwC’s dismissal. As of the date of the filing of this Current Report on Form 8-K, the Company does not believe that there are any misstatements, errors or omissions that would require any restatement of any of the Company’s prior period financial statements.  The Company believes that the PwC Identified Matters arose primarily due to a period of rapid growth of the Company. The Company believes that such growth will significantly enhance future shareholder value, but in the near term this growth strained the accounting resources of the Company. The Company has been addressing and will continue to address these issues by expanding and upgrading the personnel in its accounting department and is also utilizing the advisory services of a “Big Four” accounting firm to assist the Company in completing its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in upgrading its accounting department and systems.

•                  Property Accounting and Transfers of Unproved Properties.  PwC requested additional information to support the estimation of the valuation of the Company’s oil and gas properties (including information regarding the timing of non-cash impairments and lease expirations and extensions). In addition, PwC requested support of the timing of transferring the classification of certain of such properties from unproved to proved and the effect of such transfers on non-cash impairments and depletion. The Company has substantially completed such analysis, which it will provide to its successor independent accounting firm.  Such analysis indicated no material adjustments were necessary other than with respect to transfers and impairments that were recorded in the third quarter ended September 30, 2012 and prior periods.  As previously disclosed, the Company anticipates unproved property impairments in the amount of $71 million which will be recorded in the quarter ended December 31, 2012.  Further additional adjustments, if any, that would be material would all be non-cash charges.

•                  Oil and Gas Reserves.  PwC has requested additional information and support for some of the underlying assumptions from which the reserve report issued by the Company’s independent petroleum engineering firm on the Company’s oil and gas reserves as of December 31, 2012 was derived.  Such additional analysis included the proposed capital budget for 2013 supporting such assumptions and analysis of lease operating expenses in the Company’s Magnum Hunter Production subsidiary (“MHP”).  The Company has completed such analysis and believes no adjustments are necessary to such reserve report as its capital budget supports such assumptions and the MHP lease operating expenses analyzed are consistent with the assumptions made with respect thereto in the reserve report.  PwC also requested additional support for the underlying division of interest of properties (which, in addition to oil and gas reserves, could affect other matters including revenues, lease operating expenses and oil and gas properties), although management does not expect the division of interest analysis to result in any material adjustments to these items.  In addition, PwC requested that the Company perform additional analysis on its properties in the Tableland Field in Saskatchewan, Canada to determine if any non-cash impairment charges would be required.  PwC advised the Company that a material non-cash impairment charge should be recognized for such properties and the Company continues to review this matter based on updated engineering information from its independent petroleum engineering firm.  As previously disclosed, the Company anticipates proved property impairments in the amount of approximately $16 million which will be recorded in the quarter ended December 31, 2012.  Any such impairment would be a non-cash charge to earnings for 2012.  PwC also noted that a 2011 reserve report for certain significant subsidiaries of the Company indicated that it was prepared in accordance with the Canadian Oil and Gas Evaluation Handbook, and at the time of PwC’s dismissal, PwC had not received adequate support as to whether such reserve report was prepared in accordance, or was materially consistent, with applicable U.S. and SEC standards.  The Company has confirmed that such reserve report was prepared in accordance, and was materially consistent, with applicable U.S. and SEC standards, and it has received a revised cover letter from its independent petroleum engineering firm to such effect (although the Company had not provided such letter to PwC by the time of its dismissal).

•                  Income Taxes.  The Company and PwC discussed various issues relating to the Company’s treatment of and positions with respect to certain income tax matters.  The Company believes that its tax entries for the fourth quarter of 2012 are correct and that there should be no material adjustment to prior period entries.

•                  Accounting regarding MHP.  PwC requested that the Company review certain assumptions relating to the Company’s initial accounting in connection with its acquisition in 2011 of NGAS Resources, Inc., whose operations are now conducted in or under MHP.  PwC also requested further analysis regarding the appropriateness of certain credits recorded in lease operating expenses, whether such credits are appropriate deductions in the reserve report, and, if the credits were not deemed to be appropriate deductions, whether changes in reserves would have a material impact on MHP’s proved property impairments.  The Company has determined, in conjunction with advice from its “Big Four” accounting firm advisor, that such accounting was recorded properly.  PwC was still reviewing such matter and there was no final resolution thereof at the time of its dismissal.

•                  Prior Period Restatements.  The Company has reviewed whether Staff Accounting Bulletin 99 might require certain errors, if any, in prior fiscal years and/or fiscal quarters to be corrected in the applicable prior periods.  The Company has determined that the adjustments to date are not material and thus do not require any restatements of prior period financial statements. Further, substantially all adjustments identified to date have been non-cash items.

•                  Ability to Meet Debt Covenants.  The ability of the Company to comply with its debt covenants in future fiscal periods related primarily to the late filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  The Company has obtained waivers relating to this late filing under certain of its debt agreements, and intends to address the issues relating to this late filing arising under the indenture governing the Company’s outstanding senior notes.  In addition, the Company calculated projected financial statements and projected compliance with associated financial covenants under its debt agreements (based on the assumed closing of the Company’s previously announced sale of its Eagle Ford Shale properties in which the cash portion of the purchase price is expected to be approximately $380 million (after purchase price adjustments) as well as the Company’s revised upstream capital budget of $300 million).  The Company believes that it will be able to remain in compliance with its financial covenants for the foreseeable future.  Further, the Company has taken, and will continue to take, the appropriate additional actions necessary to prevent or cure any non-compliance with non-financial covenants under the Company’s debt agreements as a result of the Company’s failure to timely file its periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC.

•                  Capitalized Interest.  PwC asked the Company to consider whether certain interest expense associated with its unproved oil and gas properties should be capitalized.  The Company’s policy is to capitalize interest on expenditures for significant exploration and development projects that last more than six months.  The Company and PwC were discussing approaches to capitalized interest but no conclusion had been reached at the time of PwC’s dismissal.  The Company’s preliminary assessment is that it did not have any capitalized interest expense associated with the development of its unproved oil and gas properties because none of such projects exceeded six months.  Any such adjustment in this regard would be a positive non-cash increase to net income in prior periods.

•                  Assets Held for Sale.  In connection with the Company’s pending sale of its Eagle Ford Shale properties, PwC asked the Company to consider whether such properties should be classified as “assets held for sale” as of December 31, 2012.  The Company, in conjunction with advice from its “Big Four” accounting firm advisor, determined that the conditions required for such classification did not exist at December 31, 2012.

•                  Miscellaneous.  In addition, other PwC Identified Matters include issues with respect to the Company’s asset retirement obligations, revenue and lease operating expense accruals, share-based compensation, information technology systems and general controls, and manual post-closing entries, each of which were under review by PwC at the time of its dismissal and some of which the Company believes it has previously disclosed and corrected.  The Company continues to review these matters and will review them with its successor independent accounting firm, but at this time, the Company does not believe that these matters will materially impact the Company’s consolidated financial statements.

Internal Controls.  PwC advised the Company of the five categories of below-described deficiencies that constitute, or that PwC considered might constitute, material weaknesses in the Company’s internal controls over financial reporting.  The first, second and fourth categories below were generally previously disclosed by the Company.

•                  Effective Control Environment to Meet the Company’s Growth

•  In certain areas (internal audit, financial reporting, tax and accounting departments), the Company did not have sufficient personnel with an appropriate level of knowledge, experience and training commensurate with the growth of the Company’s corporate structure and financial reporting requirements.  Specifically, the Company did not effectively establish controls, upgrade controls when necessary, or upgrade internal control, tax, financial reporting and accounting resources; therefore the effectiveness of the Company’s control environment applicable to previous periods was negatively impacted.  This deficiency resulted from either not having adequate controls designed and in place or not achieving the intended operating effectiveness of existing controls designed in prior years.

•  The Company did not establish effective controls over risk assessments commensurate with the growth of the Company.  Specifically, the Company did not have adequate processes to evaluate certain business, process and information technology risks.  This deficiency resulted in either not having adequate controls designed and in place or not achieving the intended operating effectiveness of controls.

•  These material weaknesses also contributed to the material weaknesses described below.

•                  Financial Reporting

•  The Company did not maintain effective monitoring of controls in certain areas, including period-end financial reporting process, consolidations, share-based compensation, acquisitions and divestitures, and land and leasehold cost accounting.  Specifically, the Company did not maintain effective controls to provide reasonable assurance that monthly account reconciliations were revised on a timely basis and that monthly and quarterly financial information was prepared and reviewed timely.  Due to lack of personnel with technical skills, this deficiency resulted in either not having adequate controls designed and in place or not achieving the intended operating effectiveness of controls.

•  The Company did not maintain effective controls over the recording and retention of all journal entries. Specifically, the Company did not maintain effective monitoring of controls to ensure that journal entries were properly prepared with sufficient supporting documentation or were reviewed and approved to ensure the accuracy and completeness of the journal entries.

•  The Company did not maintain effective controls over financial statement disclosures to ensure completeness and accuracy.  Specifically, effective controls were not in place to ensure that disclosure of condensed consolidating guarantor financial statements footnote information for the nine month period ended September 30, 2012 was accurately reported.

•  The Company did not maintain effective controls over reconciling accounts.  Specifically, the Company did not design and maintain effective controls to reconcile these accounts for 2012.

•                  Leasehold Property Costs

•  The Company did not design effective controls to provide reasonable assurance over accuracy and completeness of master files of lease records.  Specifically, the Company did not have effective controls over allocation of leasehold property costs as well as adequate reconciliation of subsidiary leasehold property records to the general ledger.

•  The Company did not maintain effective controls over completeness and accuracy of well acreage data resulting in inaccurate transfers of leasehold property costs during 2012 and as a result subsequent adjustments are expected to be made for the fourth quarter of 2012.

•The Company did not design effective controls to ensure completeness of leasehold property costs to be appropriately included in the depletion pool.  Specifically, the cost basis used in depletion calculation was reconciled to property account balances that were inaccurate during 2012.  In addition, there was lack of controls around formal documentation and review of the depletion model.

•  The Company did not have effective controls over review of properties for expirations and impairments of unproven acreage.

•  The Company did not maintain effective controls over division of interest records resulting in inadequate legal documentation and lack of adequate review of changes to the division of interest records.

•                  Complex Accounting Issues

•  The Company did not design effective controls over share-based compensation expense, which is recorded in the Company’s general and administrative expenses.  Specifically, the Company did not design effective controls related to the review of supporting details, including the completeness and accuracy of the vesting inputs and calculations and the journal entries for share-based compensation expenses.  This control deficiency resulted in a misstatement of the Company’s general and administrative expense and share-based compensation related disclosures for the three and six month periods ended June 30, 2012 and resulted in the restatement of the financial statements for such fiscal periods.

•  The Company did not design an effective control environment over complex equity instruments including convertible preferred stock and related arrangements. This material weakness resulted in the restatement of the Company’s Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, the Company’s preferred stock embedded derivative liabilities and the loss on derivatives and related disclosures for the three and six month periods ended June 30, 2012. These issues resulted in review adjustments to the Company’s condensed consolidated financial statements for the three and nine month periods ended September 30, 2012.

•                  Miscellaneous Internal Control Deficiencies

•  The Company did not design or maintain effective controls over income tax accounting, including to ensure that information related to tax credit carryover was accurately disclosed in the Company’s financial statements.

•  The Company did not design or maintain effective controls over capitalized interest.

•  The Company did not design or maintain effective controls over segregation of duties and timeliness of reporting with respect to partnership accounting, revenue, joint interest accounting and divisions of interest for MHP.

The Company’s Remediation Plan.  The Board, Audit Committee and senior management of the Company consider it essential that they provide the appropriate “tone at the top” to assure the Company achieves effective and comprehensive internal controls over financial reporting.  To further such objective, and to compensate for internal control deficiencies resulting from the Company’s accounting personnel, software systems and other resources not having kept pace with the Company’s rapid growth, the Board, the Audit Committee and senior management have adopted a “hands on” and proactive approach to address the internal control deficiencies.  As discussed below, this has resulted in the Company dedicating substantial resources to hiring additional accounting personnel with greater expertise, engaging outside consultants and investing in new software and technology.

More specifically, the Board, the Audit Committee and management recognize the importance of improving its internal controls related to the overall control environment, financial reporting and consolidation processes and property, inventory, share-based compensation, acquisitions and divestiture accounting processes.  To establish and maintain effective and sustainable controls, in the fourth quarter of 2012, management started to expand staff and outside consultants with the knowledge, training and experience necessary to develop and support the Company’s overall control environment.

•                  Effective Control Environment to Meet the Company’s Growth

•  Management has evaluated its business and control needs and began hiring and replacing resources in the third quarter of 2012 to address these needs.  More specifically, the Company added a Chief Accounting Officer, two new corporate-level controllers, two regional controllers, and new managers of internal audit, tax and financial reporting.  These resources were not in place long enough in 2012 to substantially improve the control environment.  Management will continue to increase staffing as needed to address business and control environment risks.  Management will supplement their in-house internal audit and tax functions in 2013 with the use of additional outside consulting firms.  Additionally, management will develop a formal top down risk assessment of the Company’s people, processes and technology as such relates to financial reporting to properly identify, develop and maintain internal controls.

•                  Financial Reporting

•  In the fourth quarter of 2012, management began reorganizing the responsibilities and accountability in the accounting and financial reporting processes and implementing additional monitoring and detective controls to remediate the material weakness.  In addition, management hired a new manager of financial reporting.  This improvement in processes is ongoing and some new or revised controls were in place at year end.  However, management could not place reliance on these controls for the control assessment as these controls normally would need to be in place for two months or two quarters depending on the type of control.  As noted above, the control environment will be improved through the addition of already added resources and an improved risk assessment process.  With these changes to the control environment and the reorganization of accounting and financial reporting, management will continue to redefine and improve controls to meet the Company’s control requirements.  Areas of particular focus are the journal entries process, reconciliations, consolidations, financial reporting process and the accounting processes for share-based compensation, acquisitions, divestitures and leasehold property costs.

•                  Leasehold Property Costs

•  Management is implementing appropriate steps to ensure that there are appropriate detective and monitoring controls over the leasehold property accounts and that the controls operate effectively as designed.  Management plans to implement controls over proper documentation retention and accuracy of records for leasehold property accounts and related leasehold expenditures.

•  In 2013, management will continue the process of transitioning the manually tracked leases to automated land systems in order to improve the completeness, accuracy and control of the data.  Controls over maintenance of lease records will include authorization for updates to lease files, prevention of unauthorized access to or alteration of data, periodic monitoring of critical dates and decisions to pay delay rentals or lease extensions, and adequate support for and reconciliation of subsidiary property records to the general ledger.  Additional processes and controls will be implemented to address completeness and accuracy of well status and well data and proper review of related transfers of leasehold property costs.

•  Management plans to take appropriate measures to ensure that proved property costs and unproved leasehold costs are properly reviewed periodically for possible impairment including performing property analysis in order to identify any indicators that unproved properties may be impaired including lease expiration dates, likelihood of extending leases, unsuccessful wells drilled on the leases, and future drilling plans. The remediation steps will involve effective coordination between the land, engineering and accounting departments.

•  Appropriate actions will be taken to ensure accuracy for the calculation of depletion which will include the following: leasehold costs are included in the appropriate depletion pool, estimated reserves and productions costs are appropriate, cost basis used in the depletion calculation is reconciled to the property account balances in the general ledger and proper review and approval of the depletion model and calculation by management.

•  Management plans to implement additional review controls over set up and maintenance of division of interest records to include the following: timely communication between land department and accounting, retention of adequate support and documentation, and appropriate review by land management of changes to division of interests to ensure that there is adequate legal support.

•                  Complex Accounting Issues

•  Management is implementing additional review controls and other controls with regard to share based compensation activity around the completeness and accuracy of the schedules and related inputs including reviewer checklists to ensure all inputs and calculations are complete and accurate.  New processes and controls were designed to implement a new software system to track stock option activity and the related compensation expense and disclosures.  Management has also formalized the process for valuation of share based compensation expense to ensure consistent use of management’s methodology.

•  To remediate the material weakness in our control environment over the analysis of acquisitions and divestitures, the Company has added additional controls around the review of acquisitions and divestitures for accounting, financial reporting, tax and legal implications of such transactions.  Management has added additional technical staff in tax, accounting and financial reporting to assist in the review of acquisitions and divestitures for financial statement implications.  Management plans to bring in outside consultants when management feels the complexity of certain transactions warrants additional review.  Further, management is evaluating accounting and financial reporting controls for purchase accounting, equity instrument accounting and related income tax accounting matters.

•                  Miscellaneous Internal Controls

•  The Company has hired a full-time tax manager and engaged a “Big Four” accounting firm to provide advisory services on tax matters that, together with other measures being implemented by management, should provide effective internal controls over income tax accounting.

•  The Company is reviewing, and will discuss with its new independent public accounting firm, whether the Company’s internal controls over the capitalization of interest need to be modified in any manner.

•  To facilitate the Company’s having effective internal controls over segregation of duties and timely reporting on various MHP accounting matters, the Company has added substantial accounting personnel and resources and will continue to review the applicable internal controls and discuss such controls with its new independent public accounting firm.

Management will develop a formal remediation plan and timeline and will monitor the Company’s remediation efforts.  Under the direction of the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, reporting to the Audit Committee of the Board, management will continue to assess and enhance the overall design of the Company’s control environment to improve the overall effectiveness of internal control over financial reporting. The Company is also planning the implementation of a more functional and integrated accounting system, which it intends to implement during 2013.

Management believes the remediation efforts will address the material weaknesses. As the Company continues to assess and improve its internal controls, management may need to revise its remediation plan.

Communications with PwC.  As required by Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of the disclosures made under Item 4.01 of this Current Report on Form 8-K and requested that PwC furnish to the Company a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether PwC agrees with the statements made by the Company under this Item 4.01.  Such letter, dated April 18, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Engagement of New Independent Registered Public Accounting Firm

On April 16, 2013, the Company, at the direction of the Audit Committee, engaged BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.  One of the reasons that the Company decided to engage BDO was the Company’s belief that such engagement would increase the likelihood that the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 would be completed at an earlier date and without continued delays of the targeted completion dates.  In addition, the Company is utilizing the advisory services of a “Big Four” accounting firm along with other advisors to facilitate the completion of such audit.  The Company’s objective is to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 within the next 60 days and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 within 30 days thereafter.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of BDO’s engagement, neither the Company nor anyone acting on its behalf consulted BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01 Regulation FD Disclosure.

The Company previously disclosed that its ability to pay dividends on its Series C, D and E preferred stock for periods after March 2013 would depend on the timing of the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and obtaining any required consents under its debt agreements.  The Company intends to pay all accrued and unpaid dividends on its Series C, D and E preferred stock promptly after the Company has filed such Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and obtained any required consents relating to the payment of such dividends arising under the indenture relating to the Company’s outstanding senior notes, which the Company expects to obtain.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 18, 2013

Forward-Looking Statements

The statements and information contained in this report that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward-looking statements” as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act.  These forward-looking statements include, among others, statements, estimates and assumptions relating to the Company’s business and growth strategies, oil and gas reserve estimates, ability to successfully and economically explore for and develop oil and gas resources, exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in its business or industry, future results of operations, liquidity and ability to finance its exploration and development activities and midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation.  In addition, with respect to any pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions, the ability to complete proposed transactions considering various closing conditions, the benefits of any such transactions and their impact on the Company’s business, and any statements of assumptions underlying any of the foregoing.  In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties.  Factors that may cause the Company’s actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally, difficult and adverse conditions in the domestic and global capital and credit markets, changes in domestic and global demand for oil and natural gas, volatility in the prices the Company receives for its oil, natural gas and natural gas liquids, the effects of government regulation, permitting and other legal requirements, future developments with respect to the quality of the Company’s properties, including, among other things, the existence of reserves in economic quantities, uncertainties about the estimates of the Company’s oil and natural gas reserves, the Company’s ability to increase its production and therefore its oil and natural gas income through exploration and development, the Company’s ability to successfully apply horizontal drilling techniques, the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing, the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled, drilling and operating risks, the availability of equipment, such as drilling rigs and transportation pipelines, changes in the Company’s drilling plans and related budgets, regulatory, environmental and land management issues, and demand for gas gathering services, relating to the Company’s midstream operations, the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity, changes in results that may occur in connection with the completion of the audit of the Company’s 2012 consolidated financial statements, and the consequences the Company will suffer as a result of failing to timely file the Company’s 2012 Annual Report Form 10-K, including, among other things, hindering the Company’s ability to efficiently access the capital markets, restrictions under the Company’s credit facilities and notes indenture (to the extent the requisite consents thereunder are not obtained), and general harm in the marketplace.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on

Form 10-K, as amended, filed with the SEC.  Most of these factors are difficult to anticipate and beyond the Company’s control.  Since forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this report.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements.  Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company urges readers to review and consider disclosures the Company makes in its reports that discuss factors germane to the Company’s business.  See in particular the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 22, 2013	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title	Chairman and Chief Executive Officer

Date: April 22, 2013	By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title	Executive Vice President and Chief Financial Officer

Date: April 22, 2013	By:	/s/ Fred J. Smith, Jr.
	Name:	Fred J. Smith, Jr.
	Title	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 18, 2013